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                                                         June 21, 2002

First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester, MA  01653

RE: SEPARATE ACCOUNT SPVL OF FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY PRE-EFFECTIVE AMENDMENT NO. 1
     FILE NO. 333-84310/811-10133

Gentlemen:

In my capacity as Assistant Vice President and Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Pre-Effective Amendment to the Registration Statement for the Separate Account SPVL on Form S-6 under the Securities Act of 1933 with respect to the Company's modified single premium variable life insurance contracts.

I am of the following opinion:

1. The Separate Account SPVL is a Separate Account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in the Separate Account SPVL equal to the reserves and other Policy liabilities of the Policies which are supported by the Separate Account SPVL are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual modified single premium variable life insurance contracts, when issued in accordance with the Prospectus contained in this Pre-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Pre-Effective Amendment to the Registration Statement of the Separate Account SPVL on Form S-6 filed under the Securities Act of 1933.

                                            Very truly yours,

                                            /s/ Sheila B. St. Hilaire

                                            Sheila B. St. Hilaire
                                            Assistant Vice President and Counsel